                                                                     Exhibit 2.2
                                                                     -----------


                                                                  Execution Copy
                                                                  --------------


                               ESCROW AGREEMENT

     This Escrow Agreement (this "Escrow Agreement") is made and entered into as
                                  ----------------
of February 6, 2001 (the "Effective Time") by and among TranSwitch Corporation,
                          --------------
a Delaware corporation ("Parent"); the undersigned security holders
                         ------
(collectively the "Holders") of Horizon Semiconductors, Inc., a Virginia
                   -------
corporation ("Horizon"); Zahi Abuhamdeh as the representative of the Holders
              -------
(the "Stockholder Representative"); and State Street Bank and Trust Company, as
      --------------------------
escrow agent of the Indemnification Escrow Shares (as defined below) and Goals Escrow Shares (as defined below) (the "Escrow Agent").
                                       ------------
     A. Sea Level Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Parent, Horizon and Zahi Abuhamdeh
                             ----------
(the "Founder") of Horizon have entered into an Agreement and Plan of
      -------
Reorganization dated as of February 6, 2001 (the "Merger Agreement") setting
                                                  ----------------
forth certain terms and conditions pursuant to which Merger Sub is being merged into Horizon (the "Merger") and Horizon shall be the surviving corporation.
                   ------

     B. Pursuant to Section 2.3(c) of the Merger Agreement, the Total TranSwitch Common Shares (as defined therein) are to be issued to the Holders.

     C. The Merger Agreement provides that ten percent (10%) (the "Indemnification Escrow Amount") of (i) the Aggregate Consideration (as defined
 -----------------------------
therein) in the form of TranSwitch Common Shares issued for Horizon Common Stock (as defined in the Merger Agreement) pursuant to the Merger (the "Indemnification Escrow Shares") will be placed in an escrow account to secure
 -----------------------------
certain indemnification obligations of the Holders to Parent under Article X of the Merger Agreement on the terms and conditions set forth therein and herein (the "Indemnification Escrow Fund").
      ---------------------------

     D. The Merger Agreement provides that fifty percent (50%), including the Indemnification Escrow Amount, (the "Goals Escrow Amount") of the Aggregate
                                     -------------------
Consideration in the form of TranSwitch Common Shares issued for Horizon Common Stock pursuant to the Merger (the "Goals Escrow Shares"), will be placed in an
                                   -------------------
escrow account (the "Goals Escrow Fund") to secure certain goals obligations of
                     -----------------
the Holders to Parent under Article XI of the Merger Agreement on the terms and conditions set forth therein and herein on Schedule I (the "Goals Schedule").
                                                            --------------

     NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in the Merger Agreement and in this Escrow Agreement, the parties agree as follows:

     1.  ESTABLISHMENT OF ESCROW ACCOUNTS
         --------------------------------

         1.1  Deposit of Indemnification Escrow Shares.  Parent shall deposit as
              ----------------------------------------
soon as
practicable on the Holders' behalf with the Escrow Agent a certificate representing 5,387 TranSwitch Common Shares, being the number of Indemnification Escrow Shares issued pursuant to the Merger Agreement registered in the name of Embassy & Co. as nominee for the Escrow Agent (the "Initial Indemnification
                                                    -----------------------
Escrow Shares"). Any shares of Parent capital stock that result from any share
-------------
dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events made with respect to any Indemnification Escrow Shares held in escrow under this Escrow Agreement ("Additional Indemnification Escrow Shares") shall be issued in the name of the
  ----------------------------------------
Escrow Agent or its nominee and shall be held by the Escrow Agent in accordance with this Escrow Agreement. Unless otherwise indicated, as used in this Escrow Agreement, the term "Indemnification Escrow Shares" includes the Initial
                     -----------------------------
Indemnification Escrow Shares and any Additional Indemnification Escrow Shares. The Escrow Agent agrees to accept delivery of the Indemnification Escrow Shares and to hold such Indemnification Escrow Shares in escrow in accordance with this Escrow Agreement and to release the Indemnification Escrow Shares out of escrow as provided in this Escrow Agreement.

     1.2  Deposit of Goals Escrow Shares. Parent shall deposit as soon as
          ------------------------------
practicable on the Holders' behalf a certificate representing 21,544 TranSwitch Common Shares, being the number of Goals Escrow Shares pursuant to the Merger Agreement registered in the name of Embassy & Co. as nominee for the Escrow Agent (the "Initial Goals Escrow Shares"). Any shares of Parent capital stock
            ---------------------------
that result from any share dividend, reclassification, stock split subdivision or combination of shares, recapitalization, merger or other events made with respect to any Goals Escrow Shares held in escrow under this Escrow Agreement ("Additional Goals Escrow Shares") shall be issued in the name of the Escrow
  ------------------------------
Agent or its nominee and shall be held by the Escrow Agent in accordance with this Escrow Agreement. Unless otherwise indicated, as used in this Escrow Agreement, the term "Goals Escrow Shares" includes the Initial Goals Escrow
                     -------------------
Shares and any Additional Goals Escrow Shares. The Escrow Agent agrees to accept delivery of the Goals Escrow Shares and to hold such Goals Escrow Shares in escrow in accordance with this Escrow Agreement and to release the Goals Escrow Shares out of escrow as provided in this Escrow Agreement.

     1.3  Dividends; Voting and Rights of Ownership. Any cash dividends,
          -----------------------------------------
dividends payable in property or other distributions of any kind (except for Additional Indemnification Escrow Shares and Additional Goals Escrow Shares) made in respect of the Indemnification Escrow Shares or the Goals Escrow Shares shall be distributed currently by Parent to the Holders on a Pro Rata Basis (as defined in the following sentence). With respect to each Holder, a "Pro Rata Basis" shall mean proportionately with respect to such Holder's interest in the Initial Indemnification Escrow Shares and the Initial Goals Escrow Shares, as reduced by any "Acceleration Release" (defined below). The Holders shall have the right to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Indemnification Escrow Shares and the Goals Escrow Shares, and the Escrow Agent shall comply with any such written instructions.
In the absence of such instructions, the Escrow Agent shall not vote any of the Indemnification Escrow Shares or the Goals Escrow Shares. The Escrow Agent shall be under no obligation to preserve, protect or exercise voting or other rights in the Indemnification Escrow Shares or the Goals Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement, except that it shall, at the written request of the Holders given to the Escrow Agent at least three business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Holders a proxy or other instrument in the form supplied to it by the Holders for voting or otherwise exercising any right of consent with respect to any of the Indemnification Escrow Shares or the Goals Escrow Shares held by it hereunder, to authorize therein the Holders to exercise such voting or consent authority in respect of the Indemnification Escrow Shares or the Goals Escrow Shares. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from any issuer or other person with respect to the Indemnification Escrow Shares or the Goals Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights. While the Indemnification Escrow Shares and the Goals Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the Holders shall retain and shall be able to exercise all other incidents of ownership of the Indemnification Escrow Shares and the Goals Escrow Shares that are not inconsistent with the terms and conditions hereof.

     1.4  No Encumbrance.  None of the Indemnification Escrow Shares or the
          --------------
Goals Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, other than by operation of law. Written notice of any assignment or transfer shall be given to the Escrow Agent and Parent in writing, and no such assignment or transfer shall be valid until such notice is given.

     2.   RESOLUTION OF CLAIMS
          --------------------

          2.1  Obligations of Holders.
               ----------------------

          (a) The Indemnification Escrow Fund shall serve as the sole source (except as to (i) Zahi Abudamdeh for which it shall be a source but not the only source and (ii) any withholding Tax liability incurred by the Parent or Horizon with respect to the issuance of shares of Horizon Common Stock or TranSwitch Common Stock or cash to Holders for which it will be a source but not the sole source) of payment for the indemnity obligations of the Holders under Article X of the Merger Agreement.

          (b) The Goals Escrow Fund shall serve (i) as the sole source of payment for Horizon's failure to meet the goals set forth on Schedule 2.1 hereto (the "Goals Schedule") and (ii) as a source (but not the only source) for
      --------------
payment for any withholding Tax liability incurred by the Parent or Horizon with respect to the issuance of shares of Horizon Common Stock or TranSwitch Common Stock or cash to Holders.

          (c) The Goals Escrow Fund may also be distributed to Holders in accordance with Section 11.7 of the Merger Agreement.

          (d) Payment for any amount determined as provided below to be owing to Parent under such indemnity or goals obligations under the Merger Agreement and for any withholding Tax liability incurred by the Parent or Horizon with respect to the issuance of shares of Horizon Common Stock or TranSwitch Common Stock or cash to Holders ("Damages") and any award of attorneys' fees and
                           -------
charges owing to Parent pursuant to Section 2.3(c)(iv) or 12.2 of this Agreement (a "Prevailing Party Award") shall be made by the release of Indemnification
    ----------------------
Escrow Shares or the Goals Escrow Shares, as appropriate, to Parent (each such payment, an "Escrow Adjustment"), by the Escrow Agent. By the execution of this
             -----------------
Escrow Agreement, each of the Holders agrees to be bound by the indemnification provisions set forth in Article X of the Merger Agreement and confirms that the issuance of the Indemnification Escrow Amount and Goals Escrow Amount of the Total TranSwitch Common Shares pursuant to the Merger Agreement is subject to this Escrow Agreement.

Notwithstanding anything to the contrary herein, Parent shall not be entitled to receive payment of any portion of a Prevailing Party Award which is already a part of Damages (i.e., there shall be no double payment of legal fees).

     (e) "Market Price" with respect to any Claim shall mean the average of the last reported sale price of the Common Stock of TranSwitch on the Nasdaq National Market for the 20 trading days ending two trading days immediately preceding the date the applicable Notice of Claim is received by the Escrow Agent.

     (f) "Release Procedures" shall mean that, with respect to any distribution of Indemnification Escrow Shares or Goals Escrow Shares to be made to Parent or any Holder pursuant to this Escrow Agreement, within 20 days of the Escrow Agent's receipt of a Release Notice (as defined in Section 3.1 herein), the Escrow Agent shall cause the transfer agent to deliver (by its usual and customary means) to Parent or any such Holder the number of Indemnification Escrow Shares or Goals Escrow Shares to be released pursuant to this Escrow Agreement and to reissue certificates for such number of Indemnification Escrow Shares or Goals Escrow Shares, if any, to be further retained by the Escrow Agent pursuant to the terms of this Escrow Agreement.

     (g) Payment for any amount determined as provided below to be owing to any Holder on account of termination of such Holder's employment as provided herein and in Article XI of the Merger Agreement, shall be made by the release by the Escrow Agent of the applicable number of Goals Escrow Shares, as appropriate, to the applicable Holder in accordance with the Release Procedures (any such release is an "Acceleration Release"). Notwithstanding the release procedures set forth in Section 3.3 herein, within ten (10) Business Days of a determination that such payment is owing to any Holder, Parent and the Stockholder Representative shall deliver to the Escrow Agent a Release Notice (as defined in Section 3.1 herein) setting forth the number of Goals Escrow Shares to be released to such Holder. The Escrow Agent shall be authorized to act in accordance with such Release Notice and such Goals Escrow Shares shall be released to such Holder on a Pro Rata Basis as certified in writing to the Escrow Agent by the Stockholder Representative and Parent. In lieu of releasing any fractional Goals Escrow Shares, any fraction of a released Goals Escrow Share that would otherwise be released shall be rounded to the nearest whole Goals Escrow Share. Within twenty (20) Business Days after receipt of the Release Notice, the Escrow Agent shall initiate transfer in accordance with the Release Procedures of the number of Goals Escrow Shares in the name of such Holder as certified in writing to the Escrow Agent. The Escrow Agent shall not be required to take such action until the Escrow Agent has received the Release Notice executed by Parent and the Stockholder Representative.

     (h) Upon joint written instructions from the Parent and Stockholder Representative to the Escrow Agent to make any Escrow Adjustment pursuant to Sections 2.3(a),(b),(c)(iv), 3.2, or 3.4, the Escrow Agent shall be entitled to request that the Parent and Stockholder Representative determine and certify to the Escrow Agent the amount of any Escrow Adjustment or Acceleration Release, and to identify that portion of the Escrow Adjustment which constitutes Damages and that portion of the Escrow Adjustment which constitutes a Prevailing Party Award, to the extent applicable.

     (i) Any Escrow Adjustments and corresponding release to Parent of Indemnification Escrow Shares or Goals Escrow Shares shall be made in proportion to each of the Holders' interest in the Indemnification Escrow Shares or Goals Escrow Shares as of the date or dates specified and the manner provided for in this Escrow Agreement, which percentage interests shall be certified in writing to the Escrow Agent.

     (j) Each Escrow Adjustment to the Indemnification Escrow Shares or the Goals Escrow Shares shall be made by the release by the Escrow Agent to Parent of Indemnification Escrow Shares or Goals Escrow Shares having an aggregate value equal to the Damages and any Prevailing Party Award, with the per share value of such shares being equal to, for all purposes under this Escrow Agreement, to the Market Price (adjusted for any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events) as certified to the Escrow Agent by Parent.

     (k) In any circumstance in which the Escrow Agent is required to make a determination of per share value of the Indemnification Escrow Shares or the Goals Escrow Shares in order to perform under or administer this Agreement, the Escrow Agent shall be entitled to request Parent to determine and certify to the Escrow Agent the per share value of any such Indemnification Escrow Shares or Goals Escrow Shares, and Parent shall promptly provide such written certification to the Escrow Agent, with a copy to the Stockholder Representative. The Escrow Agent shall be entitled to rely conclusively upon any such certification of per share value without any duty to verify or recalculate the same, and the Escrow Agent shall not be liable for any action or omission of, or delay on the part of, Parent in such connection. Notwithstanding any term hereof to the contrary, in any such instance, the Escrow Agent shall be entitled to refrain from taking any action otherwise required hereunder (and which requires a determination of per share value), without liability on its part, until it is provided with notice in accordance with this Agreement. In lieu of releasing any fractional Indemnification Escrow Shares or Goals Escrow Shares, as the case may be, any fraction of a released Indemnification Escrow Share or Goals Escrow Share that would otherwise be released shall be rounded to the nearest whole Indemnification Escrow Share or Goals Escrow Share.

     2.2  Notice of Claims. Promptly after the receipt by: (i) Parent of a
          ----------------
notice or discovery of (a) any claim, damage, or legal action or proceeding giving rise to indemnification rights under the Merger Agreement, (b) any failure by the Holders to achieve the goals obligations under Article XI of the Merger Agreement on the terms and conditions set forth in the Goals Schedule, after giving effect to the aggregate minimum claims of Threshold Amount (as defined in the Merger Agreement), or (c) any claim, damage or legal action or proceeding with respect to withholding Tax liability incurred by the Parent or Horizon in connection with the issuance of shares of Horizon Common Stock or TranSwitch Common Stock or cash to Holders, or (ii) the Stockholder Representative of a notice of claim with respect to an Acceleration Release (each a "Claim"), Parent and/or the Stockholder Representative in the event of an Acceleration Release, shall provide to the other written notice of such Claim and shall provide a copy of such notice to the Escrow Agent. Each notice of a Claim by Parent or the Stockholder Representative (a "Notice of Claim") shall be
                                                      ---------------
in writing and shall be delivered on or before the Indemnification Release Date (as defined in Section 3.1 below) or the Goals Escrow Release Date (as defined in Section 3.3 below).

     2.3  Resolution of Claims. Any Notice of Claim received by the Stockholder
          --------------------
Representative and the Escrow Agent pursuant to Section 2.2 above shall be resolved as follows:

          (a)  Uncontested Claims. In the event that the Parent or Stockholder
               ------------------
Representative, as the case may be, does not contest a Notice of Claim (an "Uncontested Claim") in writing within thirty (30) calendar days after receipt
 -----------------
by Parent or the Stockholder Representative of such Notice of Claim, as provided below in Section 2.3(b), Parent or the Stockholder Representative in
the event of an Acceleration Release may deliver to the Escrow Agent, with a copy to the Parent or the Stockholder Representative, as the case may be, a written demand (a "Demand") stating that a Notice of Claim has been given as
                   ------
required in this Escrow Agreement and that no notice of contest has been received by the Escrow Agent from the Stockholder Representative or the Parent, as the case may be, during the period specified in this Escrow Agreement, and further setting forth the proposed Escrow Adjustments to be made in accordance with this Section 2.3(a) to the Indemnification Escrow Fund or the Goals Escrow Fund, as appropriate. Within thirty (30) calendar days after receipt by the Escrow Agent of a Demand, Parent or the Stockholder Representative, as the case may be, may object by a written notice delivered to Parent or the Stockholder Representative, as the case may be, and the Escrow Agent to the computations or other administrative matters relating to the proposed Escrow Adjustments (but may not object to the validity or amount of the Claim previously disclosed in the Notice of Claim and not previously timely objected to under paragraph (b)), whereupon the Escrow Agent shall not make any of the Escrow Adjustments until either: (i) Parent and the Stockholder Representative shall have given the Escrow Agent written notice setting forth agreed Escrow Adjustments, or (ii) the matter is resolved as provided in Sections 2.3(b) and 2.3(c). Upon satisfaction of the foregoing, the Escrow Agent, as directed in writing by Parent, and Parent shall promptly take all steps to release the final Escrow Adjustments.

     (b)  Contested Claims. In the event that Parent or the Stockholder
          ----------------
Representative, as the case may be, gives written notice to other and the Escrow Agent contesting all or a portion of a Notice of Claim (a "Contested Claim")
                                                           ---------------
within the 30-day period provided above, (i) matters that are subject to third party claims against Parent or Horizon in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration, and (ii) matters that arise between Parent on the one hand, and Horizon and/or the Holders on the other hand, including any disputes regarding performance or nonperformance of a party's obligations under this Escrow Agreement and any disputes regarding an Acceleration Release ("Arbitrable Claims") shall be
                                             -----------------
settled in accordance with Section 2.3(c) below. Parent and Stockholder Representative shall certify in writing to the Escrow Agent whether a Contested Claim is an Arbitrable Claim, and is thus subject to Section 2.3(c). The Parent and Stockholder Representative agree that any Arbitrable Claim is between the Parent and Stockholder Representative, the Escrow Agent is not a party to any Arbitrable Claim, and shall have no duty or obligation to monitor or enforce the provisions of Section 2.3(c) hereof, including without limitation any payment of costs pursuant to Section 2.3(c)(iv), or to determine whether a Contested Claim is an Arbitrable Claim. Any portion of a Notice of Claim that is not contested or is subsequently settled by Parent and the Stockholder Representative shall be resolved as set forth above in Section 2.3(a), provided that in the case of a settlement the value of Indemnification Escrow Shares or Goals Escrow Shares shall equal the Market Price. If written notice is received by the Escrow Agent that a Notice of Claim is contested in whole or in part by Parent or the Stockholder Representative, as the case may be, then the Escrow Agent shall hold hereunder after what would otherwise be an Indemnification Release Date (as defined in Section 3.1 below) or a Goals Escrow Release Date (as defined in
Section 3.3 below), the number of Indemnification Escrow Shares or Goals Escrow Shares specified in the Release Notice or as otherwise provided in Section 3.1, until the earlier of: (i) receipt of a settlement agreement executed by Parent and the Stockholder Representative setting forth a resolution of the Notice of Claim and the Escrow Adjustments; (ii) receipt of a written notice from Parent (a "Parent Distribution Notice") attaching a copy of the final award or decision
    --------------------------
of an arbitrator under paragraph (c) below and setting forth the Escrow Adjustments (Parent shall at the same time provide a copy of the Parent Distribution Notice to the Stockholder Representative); or (iii) receipt of a written notice from the Stockholder Representative (a "Representative
                                                       --------------
Distribution
------------

Notice") attaching a copy of the final award or decision of an arbitrator under
------
paragraph (c) below that no Escrow Adjustments are to be made as a result of such award or the Escrow Adjustments are to be made to a Holder pursuant to an Acceleration Release (the Stockholder Representative shall at the same time provide a copy of the Representative Distribution Notice to Parent). If the earliest of the three events described in the preceding sentence is (i) or (ii), the Escrow Agent shall, within twenty (20) calendar days after receipt of the settlement agreement or the Parent Distribution Notice, as applicable, (a) release to Parent the number of Indemnification Escrow Shares or Goals Escrow Shares specified in the Escrow Adjustments and (b) if the Indemnification Release Date or a Goals Escrow Release Date has occurred, and there are no remaining unresolved Contested Claims, release to the Goals Escrow Fund the balance of the Indemnification Escrow Shares in accordance with Section 3.1 and
3.2 herein, or release to the Holders that portion of the Goals Escrow Shares which has vested pursuant to the Goals Schedule, on a Pro Rata Basis certified in writing to the Escrow Agent by the Stockholder Representative. If the earliest of the three events described above is (iii) and the Indemnification Release Date or a Goals Escrow Release Date has occurred, and there are no remaining unresolved Contested Claims, the Escrow Agent shall, within twenty
(20) calendar days after receipt of the Representative Distribution Notice, subject to Section 12.17 herein, release to the Goals Escrow Fund the balance of the Retained Indemnification Escrow (as defined in Section 3.1) or release to the Holders that portion of the Retained Goals Escrow (as defined in Section 3.3) which has vested pursuant to the Goals Schedule, in accordance with the Holders' interests therein calculated on a Pro Rata Basis as certified in writing to the Escrow Agent by the Stockholder Representative, provided that if the Indemnification Release Date or a Goals Escrow Release Date has not occurred the Indemnification Escrow Shares and the Goals Escrow Shares shall continue to be held pursuant to the terms of this Agreement, provided however, that, notwithstanding any other provisions in this Section 2.3(b), the Escrow Agent shall release to any applicable Holder that portion of the Goals Escrow Shares as is owing pursuant to an Acceleration Release regardless of whether the Goals Release Date has occurred. If the award or decision of the arbitrator concludes that Indemnification Escrow Shares or Goals Escrow Shares are to be released to Parent either in satisfaction of Damages or as Prevailing Party Awards, the arbitrator shall specify the number of Indemnification Escrow Shares or Goals Escrow Shares to be so released to Parent either in the arbitrator's final award or decision or a supplementary report or finding. In the event that the Escrow Agent institutes an action for interpleader in accordance with Section 4.6 of this Escrow Agreement as a result of a dispute between the parties, the parties hereby agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties or any dispute pursuant to this Section 2.3(b) and Section 2.3(c).

          (c)  Arbitration.
               -----------

                    (i)   Arbitration Rules. Any Arbitrable Claim, and any
                          -----------------
dispute between the Holders and Parent under this Escrow Agreement, shall be submitted to final and binding arbitration before a single arbitrator in Shelton, Connecticut in accordance with the commercial arbitration rules of the American Arbitration Association.

                    (ii)  Binding Effect. The final decision of the arbitrator
                          --------------
shall be furnished in writing to the Escrow Agent, the Stockholder Representative, the Holders and Parent and will constitute a conclusive determination of the issue in question, binding upon the Holders, the Stockholder Representative and Parent. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve an Arbitrable Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

                    (iii) Compensation of Arbitrator. The arbitrator will be
                          --------------------------
compensated for his or her services, as provided below in Section 2.3(c)(iv), in accordance with the commercial arbitration rules of the American Arbitration Association.

                    (iv)  Payment of Costs. Subject to the limitations in
                          ----------------
Article 10 of the Merger Agreement, the substantially prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the substantially prevailing party and the amount of such fees and costs to be allocated to such party and subject to the terms of Section 2.3(c)(iii). Any amounts payable to Parent by or on account of the Holders under this subsection will be reimbursed as if the amount of such awarded fees and expenses were an Uncontested Claim.

                    (v)   Terms of Arbitration. The arbitrator chosen in
                          --------------------
accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement, the Merger Agreement or any other documents that are executed in connection therewith.

                    (vi)  Exclusive Remedy. Arbitration or mediation under this
                          ----------------
Section 2.3(c) shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Escrow Agreement.

     3.   RELEASE FROM ESCROW
          -------------------

          3.1  Release of Indemnification Escrow Shares. The Indemnification
               ----------------------------------------
Escrow Shares shall be released by the Escrow Agent and Parent as soon as practicable, taking into account the notices to be delivered under this Section 3.1, on the date that is one (1) year after the Effective Time (the "Indemnification Release Date") less: (a) any Indemnification Escrow Shares
 ----------------------------   ----
delivered to or deliverable to Parent in satisfaction of Uncontested Claims or Contested Claims which have been settled by the parties hereto, and (b) any of the Indemnification Escrow Shares subject to delivery to Parent in accordance with Section 2.3(b) with respect to any then pending Contested Claims. Within ten (10) of the Escrow Agent's business days ("Business Days") after the
                                               -------------
Indemnification Release Date, Parent and the Stockholder Representative shall deliver to the Escrow Agent a written notice (a "Release Notice") setting forth
                                                 --------------
the number of Indemnification Escrow Shares to be released by the Escrow Agent (the "Released Indemnification Escrow"), including the number of Indemnification
      -------------------------------
Escrow Shares to be released to the Goals Escrow Fund and the number of Indemnification Escrow Shares to be retained as provided in this Section 3.1 (the "Retained Indemnification Escrow"). Parent and the Stockholder
      -------------------------------
Representative shall make a good faith effort to agree on a reasonable portion of the Indemnification Escrow Shares to retain for pending Contested Claims and Prevailing Party Awards and related expenses. Until such agreement is reached, or a determination is made in accordance with Section 2.3(c), the remaining Indemnification Escrow Shares shall be the Retained Indemnification Escrow. The Escrow Agent shall be authorized to act in accordance with any Indemnification Release Notice, and shall have no duty or obligation to determine whether the Retained Indemnification Escrow, if any, is sufficient to pay any outstanding Contested Claims and/or Prevailing Party Awards, to the extent applicable. All shares which constitute the Released

Indemnification Escrow shall, without any further action on the part of the Holders, be deposited into the Goals Escrow Fund, to be governed by the terms of Sections 3.3 and 3.4 herein. The Escrow Agent shall not be required to take such action until the Escrow Agent has received the Indemnification Release Notice executed by Parent and the Stockholder Representative or, in the event Parent and the Stockholder Representative fail to execute and deliver a jointly approved Indemnification Release Notice, a final award or decision which specifies the distribution of the Indemnification Escrow Shares

          3.2   Release of Retained Indemnification Escrow. Upon the resolution
                ------------------------------------------
of Contested Claims as provided for in Section 2.3(b), the Retained Indemnification Escrow shall be subject to release by the Escrow Agent to Parent and/or to the Holders in accordance with Section 2.3(b), this Section and as otherwise provided for in this Escrow Agreement. If the Retained Indemnification Escrow shall be subject to release to the Holders, such Retained Indemnification Escrow shall, without any further action on the part of the Holders, be deposited into the Goals Escrow Fund, to be governed by the terms of Sections
3.3 and 3.4 herein. The Escrow Agent and Parent shall cause the transfer agent to transfer to Parent the number of Indemnification Escrow Shares to be released to Parent pursuant to Section 2.3(b) and reissue certificates for Indemnification Escrow Shares that are to be either deposited in the Goals Escrow Fund or further retained by the Escrow Agent pending the resolution of Contested Claims and/or Prevailing Party Awards. Any Indemnification Escrow Shares released from escrow to Parent shall be subject to cancellation by Parent without requiring Parent to pay any consideration whatsoever in receipt thereof to Horizon or any of the Holders.

          3.3   Release of Goals Escrow Shares. The Goals Escrow Fund shall
                ------------------------------
terminate on the date that is two (2) years after the Effective Time (the "Goals
                                                                           -----
Escrow Period"); provided, however, that fifty percent (50%) of such Goals
-------------
Escrow Shares (including any Indemnification Escrow Shares deposited into the Goals Escrow Fund pursuant to Sections 3.1 and 3.2 herein) shall be released by the Escrow Agent and Parent as soon as practicable, taking into account the notices to be delivered under this Section 3.3 and the necessity for deposit of the Released Indemnification Escrow Shares into the Goals Escrow Fund in accordance with the provisions hereof, on each of the dates that is one (1) year and two (2) years after the Effective Time (each a "Goals Escrow Release Date"),
                                                    -------------------------
in the following manner:

          (i) if Horizon achieves all the goals set forth in the Goals Schedule on the first or second Goals Escrow Release Date , then all of the Goals Escrow Shares which may be released on the first or second Goals Escrow Release Date (as applicable, the "Year 2001 Goals Escrow Shares" or the "Year 2002 Goals Escrow Shares") shall be released to the Holders thereof; or

          (ii) if Horizon shall have successfully completed at least five (5) of the eight (8) Year 2001 Goals (as defined in the Merger Agreement) (the "Year
                                                                            ----
2001 Goal Target") the Holders shall receive on a Pro Rata Basis payment of the
----------------
Year 2001 Goals Escrow Shares. In implementation of the foregoing, upon completion of the Year 2001 Goal Target, Parent will release to the Holders one-eighth (1/8th) of the Year 2001 Goals Escrow Shares for each Year 2001 Goal successfully completed by Horizon, up to a maximum of all the Year 2001 Goals Escrow Shares. Each Holder shall receive, on a Pro Rata Basis its portion of the Year 2001 Goals Escrow Shares released to the Holders. No Year 2001 Goals Escrow Shares shall be released to any Holder if Horizon has not met the Year 2001 Goal Target except in accordance with Section 2.1(f) herein; and

          (iii) if Horizon shall have successfully completed at least three (3) of the four (4) Year 2002 Goals (as defined in the Merger Agreement) (the "Year
                                                                           ----
2002 Goal Target") then on the
----------------
second Goals Escrow Release Date, the Holders shall receive on a Pro Rata Basis payment of the Year 2002 Goal Escrow Shares. Parent will release to Holders one-fourth (1/4th) of the Year 2002 Goals Escrow Shares for each Year 2002 Goal successfully completed by Horizon, up to a maximum of all the Year 2002 Goals Escrow Shares. Each Holder shall receive, on a Pro Rata Basis its portion of the Year 2002 Goals Escrow Shares released to the Holders. No Year 2002 Goals Escrow Shares shall be released to any Holder if Horizon has not met the Year 2002 Goal Target except in accordance with Section 2.1(f) herein.

          (iv) Within ten (10) Business Days after each Goals Escrow Release Date, Parent and the Stockholder Representative shall deliver to the Escrow Agent a Release Notice setting forth the number of Goals Escrow Shares to be released by the Escrow Agent (the "Released Goals Escrow"), including the number
                                   ---------------------
of Goals Escrow Shares to be released to each Holder and the number of Escrow Shares to be retained as provided in this Section 3.3 (the "Retained Goals
                                                            --------------
Escrow"), Parent and the Stockholder Representative shall make a good faith
------
effort to agree on a reasonable portion of the Goals Escrow Shares to retain for pending Contested Claims and Prevailing Party Awards and related expenses. Until such agreement is reached or a determination is made in accordance with Section 2.3(c), the remaining Goals Escrow Shares shall be the Retained Goals Escrow, except in the event of an Acceleration Release, in which case such number of Shares owing to any Holder shall be released by the Escrow Agent to such Holder in accordance with the Release Procedures and the Claims Resolution process set forth in Section 2 herein. The Escrow Agent shall be authorized to act in accordance with any Release Notice, and shall have no duty or obligation to determine whether the Retained Goals Escrow, if any, is sufficient to pay any outstanding Contested Claims and/or Prevailing Party Awards, to the extent applicable. The Released Goals Escrow shall be released to the Holders on a Pro Rata Basis as certified in writing to the Escrow Agent by the Stockholder Representative and Parent in accordance with the Release Procedures. In lieu of releasing any fractional Goals Escrow Shares, any fraction of a released Goals Escrow Share that would otherwise be released shall be rounded to the nearest whole Goals Escrow Share. Within twenty (20) Business Days after receipt of the Release Notice, Escrow Agent shall initiate transfer in accordance with the Release Procedures of the number of Goals Escrow Shares in the names of the appropriate Holders as certified in writing to the Escrow Agent. The Escrow Agent shall not be required to take such action until the Escrow Agent has received the Release Notice executed by Parent and the Stockholder Representative or, in the event Parent and the Stockholder Representative fail to execute and deliver a jointly approved Release Notice, a final award or decision which specifies the distribution of the Goals Escrow Shares.

          (v) Notwithstanding anything to the contrary in this Agreement, no Released Goals Escrow shall be released to the Holders until any withholding Tax liability incurred by the Parent or Horizon with respect to the issuance of shares of Horizon Common Stock or TranSwitch Common Stock or cash to Holders has been satisfied by payment to the relevant governmental authorities, such satisfaction by payment to be certified to the Escrow Agent in writing by Parent and the Stockholder Representative, and upon which certification the Escrow Agent may conclusively rely. Any such Escrow Funds that would otherwise constitute Released Goals Escrow under this Escrow Agreement shall be held as Retained Goals Escrow to the extent there is any withholding Tax liability incurred by the Parent or Horizon with respect to the issuance of shares of Horizon Common Stock or TranSwitch Common Stock or cash to Holders.

          3.4  Release of Retained Goals Escrow. Upon the resolution of
               --------------------------------
Contested Claims as provided for in Section 2.3(b), the Retained Goals Escrow (including any Indemnification Escrow

Shares deposited into the Goals Escrow Fund) shall be subject to release by the Escrow Agent to Parent and/or to the Holders in accordance with Section 2.3(b), this Section and as otherwise provided for in this Escrow Agreement. The Escrow Agent and Parent shall cause the transfer agent to transfer to Parent the number of Goals Escrow Shares to be released to Parent pursuant to Section 2.3(b) and reissue certificates for Goals Escrow Shares that are to be either distributed to the Holders pursuant to Section 3.3 or further retained by the Escrow Agent pending the resolution of Contested Claims and/or Prevailing Party Awards. Any Goals Escrow Shares released from escrow to Parent shall be subject to cancellation by Parent without requiring Parent to pay any consideration whatsoever in receipt thereof to Horizon or any of the Holders.

          3.5  Expenses of Stockholder Representative. The Stockholder
               --------------------------------------
Representative shall be entitled to be reimbursed his reasonable out-of-pocket expenses and the reasonable fees and disbursements of counsel retained by him. Such reimbursements shall be treated as an Uncontested Claim on a Pro Rata Basis among the contributors to the Indemnification Escrow Fund and the Goals Escrow Fund, for all services performed pursuant to the Merger Agreement and this Escrow Agreement; provided, however, that payment of any Escrow Adjustment shall take priority over payments to the Stockholder Representative, as provided herein. The Escrow Agent shall follow the joint written instructions of the Stockholder Representative and Parent concerning the release or sale of Indemnification Escrow Shares or Goals Escrow Shares relating to the reimbursement of the Stockholder Representative. If upon termination of this Agreement the Stockholder Representative shall not have received the reimbursements to which he is entitled hereunder, then the Stockholder Representative shall be entitled to reimbursement from the Holders on a joint and several basis.

               (a) In connection with any sale of the Indemnification Escrow Shares or Goals Escrow Shares pursuant to Section 3.5 of this Agreement, the Escrow Agent shall be entitled to receive and rely upon, prior to taking action in that regard, written direction from the Stockholder Representative and Parent as to the manner and method to be undertaken in carrying out such sale, including without limitation written direction (i) identifying the number of shares to be sold, (ii) identifying the brokerage firm the Stockholder Representative and Parent request to be used or instructing the Escrow Agent to use its affiliated brokerage service, and (iii) setting forth any necessary or special instructions with respect to the sale (including any stop loss or minimum price per share instruction); and the Stockholder Representative and Parent shall execute and deliver any instruments reasonably required by the Escrow Agent in order to carry out such sale or liquidation.

               (b) The Escrow Agent shall have no responsibility in connection with such sale other than to make delivery of the Indemnification Escrow Shares and Goals Escrow Shares to the selected brokerage firm, with instruction (including any special instruction provided by the Stockholder Representative and Parent, and to receive and deposit into the escrow account (to be administered and distributed in accordance with this Agreement) any net sale proceeds received therefrom. The Escrow Agent shall have no duty or obligation to determine or accomplish compliance with any applicable transfer restrictions; and it shall be the sole obligation of the party directing such sale to take any remaining actions, and to provide or deliver any necessary instruments or opinions (at its expense) necessary to comply with applicable transfer restrictions or applicable securities laws. The Escrow Agent shall have no liability for any actions or omissions of any such brokerage firm, and shall have no liability for the price or execution achieved. Without limiting the generality of the foregoing, the Stockholder Representative and Parent expressly acknowledge that (a) the Indemnification Escrow Shares or Goals Escrow Shares may need to be sent to a transfer agent to be reissued in saleable form,

(b) the Indemnification Escrow Shares or Goals Escrow Shares may contain or be subject to transfer restrictions that may limit their marketability and impose restrictions upon the number or types of purchasers to whom they can be offered or sold, and (c) the Escrow Agent shall have no liability for any failure or delay (or any price change during any such delay) on the part of the Stockholder Representative and Parent or any transfer agent, or caused by any necessary registration or delivery procedures, or compliance with any applicable transfer restrictions involved in the transfer of such Indemnification Escrow Shares or Goals Escrow Shares.

               (c) The Escrow Agent shall be entitled to contract with any brokerage firm (which may be selected by the Escrow Agent without liability on its part, taking into consideration any brokerage firm requested by the Stockholder Representative and Parent, as provided above), which may be affiliated with the Escrow Agent, and may enter into any such contract on a basis which provides that such brokerage firm shall use its "best efforts" to effect such sale. The Escrow Agent shall be indemnified hereunder for any costs, expenses and risks associated therewith or arising thereunder (other than resulting from its own gross negligence or willful misconduct), and the proceeds of sale to which the Stockholder Representative shall be entitled shall be net of all brokerage commissions and charges.

               (d) The net sale proceeds of any such sale of Indemnification Escrow Shares or Goals Escrow Shares received by the Escrow Agent shall be distributed to the Stockholder Representative in accordance with the joint written instructions of the Stockholder Representative and Parent less a $5.00 per Holder fee for the proration of the Net Sales Price and for the preparation of individual 1099-B (the "Sales Administration Fee"). The Sales Administration
                           ------------------------
fee shall be assessed each day a sale is effected until the total number of shares specified in such written direction from the Stockholder Representative and Parent are sold; provided that the minimum Sales Administration Fee per sale transaction shall be $500.00.


     4.   ESCROW AGENT
          ------------

          4.1  Duties.  The duties and responsibilities of the Escrow Agent
               ------
hereunder shall be entirely administrative and not discretionary and shall be determined solely by the express provisions of this Escrow Agreement and no duties shall be implied. The Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Escrow Agreement and is authorized hereby to comply with any orders, judgments, or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

          4.2  Legal Opinions.  As to any questions arising in connection with
               --------------
the administration of this Escrow Agreement, the Escrow Agent may rely absolutely upon the joint instruction of Parent and the Stockholder Representative or the opinions given to the Escrow Agent by its outside counsel or in-house counsel and shall be free of liability for acting or refraining from acting in reliance on such opinions.

          4.3  Signatures.  The Escrow Agent may rely absolutely upon the
               ----------
genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Escrow Agreement.

          4.4  Receipts and Releases.  The Escrow Agent may, as a condition to
               ---------------------
the disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Escrow Agent from any liability arising out of its execution or performance of this Escrow Agreement, such release to be in a form reasonably satisfactory to the Escrow Agent.

          4.5  Refrain from Action.  The Escrow Agent shall be entitled to
               -------------------
refrain from taking any action contemplated by this Escrow Agreement in the event it becomes aware of any dispute between Horizon, the Holders and Parent as to any material facts or as to the happening of any event precedent to such action.

          4.6  Interpleader.  If any controversy arises between the parties
               ------------
hereto or with any third person, the Escrow Agent shall not be required to determine the same or to take any action, but the Escrow Agent in its discretion may institute such interpleader or other proceedings in connection therewith as the Escrow Agent may deem proper, and in following either course, the Escrow Agent shall not be liable.

          4.7  Other Provisions.  The Escrow Agent may rely and shall be
               ----------------
protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.
The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall be not be liable for any action taken or omitted by it unless a court of competent jurisdiction determines that the primary cause of a loss to the Parent, the Stockholder Representative, or the Holders was the Escrow Agent's gross negligence, willful neglect, or bad faith. In the administration of this Escrow Agreement, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, including in-house counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.


     5.   INDEMNIFICATION
          ---------------

          5.1  Waiver and Indemnification. Parent, Horizon, the Stockholder
               --------------------------
Representative and the Holders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Escrow Agent. Parent, Horizon and the Holders further agree, jointly and severally, to indemnify and hold Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from
                                                   -----------
and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, reasonable legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff ("Losses") that may be imposed on,
                                               ------
incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Escrow Agreement, provided the Escrow Agent has not acted with gross negligence, willful neglect or bad faith. In addition to and not in limitation of the immediately preceding sentence, Parent, Horizon and the Holders also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Escrow Agreement, provided the Escrow Agent has not acted with gross negligence, willful neglect or bad faith. The provisions of this Section 5.1 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of such loss or damage and regardless of the form of action.

          5.2  Actions by Others.  The Escrow Agent shall have no more or less
               -----------------
responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct in breach of this Agreement.


     6.   ACKNOWLEDGMENT BY THE ESCROW AGENT
          ----------------------------------

     By execution and delivery of this Escrow Agreement, the Escrow Agent acknowledges that the terms and provisions of this Escrow Agreement are acceptable and it agrees to carry out the provisions of this Escrow Agreement on its part.

     7.   RESIGNATION OR REMOVAL OF ESCROW AGENT; SUCCESSOR
          -------------------------------------------------

          7.1  Resignation and Removal.
               -----------------------

               7.1.1  Notice. The Escrow Agent may resign as such following the
                      ------
giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to be given to the Escrow Agent jointly by the Stockholder Representative and Parent. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Escrow Agent shall then deliver the share certificates representing the balance of the Indemnification Escrow Shares and Goals Escrow Shares then in its possession endorsed for transfer to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

               7.1.2  Court Appointment. If the parties hereto are unable to
                      -----------------
agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, then the acting Escrow Agent, at the expense of the Holders and Parent, may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

          7.2  Successors. Every successor appointed hereunder shall execute,
               ----------
acknowledge and deliver to its predecessor, and also to the Stockholder Representative and Parent, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or any of the parties hereto, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Escrow Agreement to its successor. Should any instrument be required by any successor for more fully vesting in such successor the duties, responsibilities, and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties hereto, be executed, acknowledged, and delivered by the predecessor.

          7.3  New Escrow Agent.  In the event of an appointment of a successor,
               ----------------
the predecessor shall cease to be Escrow Agent of any funds, securities or other assets and records it may hold pursuant to this Escrow Agreement, and the successor shall become such Escrow Agent.

          7.4  Release.  Upon acknowledgment by any successor Escrow Agent of
               -------
the receipt of the then remaining balance of the Indemnification Escrow Shares and Goals Escrow Shares, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement that may arise and accrue thereafter.

          7.5  Successors.  Any corporation or association into which the Escrow
               ----------
Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent hereunder without further act.

     8.   FEES AND EXPENSES
          -----------------

     (a) Parent agrees (i) to pay or reimburse the Escrow Agent for its attorney's fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached as Exhibit 8, which may be subject to change hereafter on an annual basis.

     (b) Parent agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrows created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

     9.   STOCKHOLDER REPRESENTATIVE
          --------------------------

          9.1  Appointment and Authority.  For purposes of this Escrow
               -------------------------
Agreement, the Holders have, by the execution of this Escrow Agreement, irrevocably consented to the appointment of the Stockholder Representative as representative of the Holders and as the attorney-in-fact for and on behalf of each Holder, and, subject to the express limitations set forth below, the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Escrow Agreement, including but not limited to the exercise of the power to: (i) authorize delivery to Parent or the applicable Holder (with the consent of the Parent), as the case may be, of the Indemnification Escrow Shares and the Goals Escrow Shares, or any portion thereof, in satisfaction of Claims otherwise in connection with an Escrow Adjustment, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Stockholder Representative for the accomplishment of the foregoing and all of the other terms, conditions, and limitations of this Escrow Agreement. Any notice given to the Stockholder Representative will constitute notice to each and all of the Holders at the time notice is given to the Stockholder Representative. Any action taken by, or notice or instruction received from, the Stockholder Representative will be deemed to be an action by, or notice or instruction from, each and all of the Holders. Parent and the Escrow Agent will disregard any notice or instruction received from any Holder other than the Stockholder Representative with regard to this Escrow Agreement. The Stockholder Representative shall have unlimited authority and power to act on behalf of each Holder with respect to this Escrow Agreement and the disposition, settlement, or other handling of all Claims, notices, rights, or obligations arising under this Escrow Agreement so long as all Holders are treated in the same manner on a Pro Rata Basis.

          9.2  Indemnification.  As among the Parent, Horizon, the Holders and
               ---------------
the Stockholder Representative, the Stockholder Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Escrow Agreement in the absence of adjudicated gross negligence, willful neglect or bad faith. The Stockholder Representative may consult with counsel and other experts as may be reasonably necessary to advise him with respect to his rights and obligations hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of such counsel and experts. The Stockholder Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Stockholder Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

          9.3  Death or Disability; Successors.  In the event of the death or
               -------------------------------
permanent disability of the Stockholder Representative, or his resignation as the Stockholder Representative, a successor Stockholder Representative shall be elected by a majority vote of the Holders, with each Holder to be given a vote equal to his proportionate share of the Indemnification Escrow Shares and Goals Escrow Shares determined on a Pro Rata Basis. The Holders shall cause to be delivered to Parent and the Escrow Agent prompt written notice of such election of a successor Stockholder Representative. Each successor Stockholder Representative shall have all of the power, authority, rights, and privileges conferred by this Agreement upon the original Stockholder Representative, and the term, "Stockholder Representative" as used herein shall
                               --------------------------
be deemed to include any successor Stockholder Representative. Until notified in writing by the Stockholder Representative that he has resigned, the Escrow Agent may act upon the directions, instructions and notices of the Stockholder Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Holders filed with the Escrow Agent.


     10.  TERMINATION; DEFICIENCY CLAIMS
          ------------------------------

          This Escrow Agreement and the escrows created hereby shall terminate following Escrow Agent's delivery of all remaining Indemnification Escrow Shares and Goals Escrow Shares to the Holders and/or Parent pursuant to Section 2 or 3.

     11.  TAX MATTERS
          -----------

          The parties hereto acknowledge that the Indemnification Escrow Shares and Goals Escrow Shares are held in the escrow account on behalf of the Holders and that for tax reporting purposes all interest or other income earned with respect to the Indemnification Escrow Fund and the Goals Escrow Fund, if any, shall be allocable and taxed to the Holders in each taxable year in which earned on a Pro Rata Basis according to their respective interests in the Indemnification Escrow Shares and Goals Escrow Shares. The Stockholder Representative agrees to provide the Escrow Agent with a certified tax identification number for each Holder, by causing each Holder to sign and return a Form W-9 (or Form W-8, in case of non-U.S. Persons) and any other required documentation to the Escrow Agent prior to the date on which any income earned with respect to the escrow funds is credited to the Indemnification Escrow Fund or the Goals Escrow Fund. The parties understand that, in the event such tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any such interest or other income earned with respect to the escrow funds.

     12.  MISCELLANEOUS PROVISIONS
          ------------------------

          12.1  Parties in Interest.  This Escrow Agreement is not intended, nor
                -------------------
shall it be construed, to confer any enforceable rights on any person not a party hereto. All of the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          12.2  Attorneys' Fees.  In the event of any action to enforce any
                ---------------
provision of this Escrow Agreement, or on account of any default under or breach of this Escrow Agreement, the substantially prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all attorneys' fees incurred by the substantially prevailing party in connection with such action (including, but not limited to, any appeal thereof). Notwithstanding the foregoing, the Parent shall reimburse the Escrow Agent for any fees, including any legal fees and expenses, incurred by the Escrow Agent pursuant to Section 8 of this Agreement. The Escrow Agent shall be under no duty or obligation to monitor or enforce any action between the Parent and Stockholder Representative pursuant to this Section 12.2; provided, however, that the Escrow Agent shall pay any Prevailing Party Awards from the escrow funds in accordance with this Agreement.

          12.3 Entire Agreement.  This Escrow Agreement constitutes the final
               ----------------
and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.

          12.4 Notices.  All notices, requests, demands or other communications
               -------
which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the date scheduled for delivery after such notice is sent by a internationally recognized overnight or second day express courier or (iii) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to Parent:         TranSwitch Corporation
     -------------
                           Three Enterprise Drive
                           Shelton, CT 06484
                           Attention: Michael F. Stauff, Chief Financial Officer
                           Telephone No.:(203) 929-8810
                           Fax No.: (203) 925-4979


                           With copies to:
                           ---------------
                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA 02110
                           Attention: Timothy C. Maguire, Esq.
                           Telephone No.: (617) 248-7000
                           Fax No.: (617) 248-7100

     If to Parent's
     --------------
     Transfer Agent:       Boston EquiServe, L.P.
     --------------
                           150 Royall Street
                           Canton, MA 02021
                           Attention: Craig Carr
                           Telephone No.: (781) 575-2338
                           Fax No.: (781) 575-2549

     If to the Stockholder
     ---------------------
     Representative:       Zahi Abuhamdeh
     ---------------
                           70 Langley Road
                           Suite 3 Main
                           Newton Centre, MA 02459
                           Telephone No.: (617) 244-1600
                           Fax No.: (617) 244-0200

                                   With copies to:
                                   ---------------

                                   Goulston & Storrs
                                   400 Atlantic Avenue
                                   Boston, MA 02110
                                   Attention: Steven P. Eichel, Esq.
                                   Telephone No.: (617) 482-1776
                                   Fax No.: (617) 574 4112

     If to the Escrow Agent:       If by mail:
     -----------------------       ----------

                                   State Street Bank and Trust Company
                                   Global Investor Service Group
                                   Corporate Trust P.O. Box 778
                                   Boston, MA 02102-0778
                                   Attention: Lynn Palmiter
                                   Telephone No.:  (617) 662-1785
                                   Fax No.: (617) 662-1466

                                   If by courier:
                                   --------------

                                   State Street Bank and Trust Company
                                   Global Investor Services Group
                                   Corporate Trust Department
                                   2 Avenue de Lafayette, 6/th/ Floor
                                   Boston, MA 02111-1724
                                   Attention: Lynn Palmiter
                                   Telephone: (617) 662-1785
                                   Telecopy: (617) 662-1466


     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.4.

          12.5  Changes.  The terms of this Escrow Agreement may not be
                -------
modified or amended, or any provisions hereof waived, temporarily or permanently, except pursuant to the written agreement of Parent, the Stockholder Representative and the Escrow Agent.

          12.6  Severability.  If any term or provision of this Escrow
                ------------
Agreement or the application thereof as to any person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Escrow Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Escrow Agreement shall be valid and enforceable to the fullest extent permitted by law.

          12.7  Counterparts.  This Escrow Agreement may be executed in two or
                ------------
more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page to Escrow Agreement in the form annexed to this Escrow Agreement by any party hereto who shall have been furnished the final form of this Escrow Agreement shall constitute the execution and delivery of this Escrow Agreement by such party.

          12.8  Headings.  The headings of the various sections of this Escrow
                --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

          12.9  Governing Law.  This Escrow Agreement shall be construed and
                -------------
controlled by the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of laws.

          12.10 Binding Effect.  This Escrow Agreement shall inure to the
                --------------
benefit of and be binding upon the parties hereto and their respective heirs, affiliates, successors and assigns.

          12.11 Release of Indemnification Escrow Shares.  Under no
                ----------------------------------------         --
circumstances should the terms of the escrow agreement require the Escrow Agent to release or distribute Indemnification Escrow Shares or Goals Escrow Shares or property (or take similar action, such as making a draw on an underlying letter of credit) sooner than two (2) business days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable claims period or release date, as the case may be.

          12.12 Tax Indemnification. Parent and Stockholder Representative
                -------------------
agree, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Indemnification Escrow Shares or the Goals Escrow Shares or performance of other activities under this Agreement; provided, however that
                                                      --------  -------
Stockholders shall indemnify Parent pursuant to Article X of the Merger Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

          12.13 Dispute Resolution.  It is understood and agreed that should
                ------------------
any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Indemnification Escrow Shares or Goals Escrow Shares, or should any claim be made upon the Escrow Agent, the Indemnification Escrow Shares or Goals Escrow Shares by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Indemnification Escrow Shares or Goals Escrow Shares.

          12.14  Consent to Jurisdiction and Service.  Each of the interested
                 -----------------------------------
parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any of the interested parties (or each of them) by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, each of the interested parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and
(iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 12.4 hereof.

          12.15  Force Majeure.  The Escrow Agent shall not be responsible for
                 -------------
delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          12.16  Reproduction of Documents.  This Agreement and all documents
                 -------------------------
relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          12.17  Delivery of Indemnification Escrow Shares or Goals Escrow
                 ---------------------------------------------------------
Shares.  The Escrow Agent is not the transfer agent of the Indemnification
------
Escrow Shares or Goals Escrow Shares. When shares are required to be delivered by the Escrow Agent to Parent or the Stockholder Representative pursuant to this Agreement, delivery shall be made by the Escrow Agent's instructing such stock transfer agent to deliver certificates to Parent or Stockholder Representative at their addresses set forth in 12.4.

                      Signature Page to Escrow Agreement

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

TRANSWITCH CORPORATION


By: /s/ Robert Pico
    -------------------------
   Title: Robert Pico


STOCKHOLDER REPRESENTATIVE:



By: /s/ Zahi Abuhamdeh
    -------------------------
Name:   Zahi Abuhamdeh

ESCROW AGENT

STATE STREET BANK AND TRUST COMPANY,
AS ESCROW AGENT



By: /s/ Chi C. Ma
    -------------------------
      Authorized Signatory

INDIVIDUALS:

Name of Shareholder:

By: /s/ Zahi Abuhamdeh
    ---------------------------
    Zahi Abuhamdeh

Name of Shareholder:

By: /s/ Richard B. Carroll
    ---------------------------
    Richard B. Carroll

Name of Shareholder:

By: /s/ Jeffrey S. Mayer
    ---------------------------
    Jeffrey S. Mayer

Name of Shareholder:

By: /s/ Vincent D'Alessandro
    ---------------------------
    Vincent D'Alessandro

Name of Shareholder:

By: /s/ Kimberly Wood
    ---------------------------
    Kimberly Wood